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                                                                       Exhibit 7

                       ODYSSEY MARINE EXPLORATION, INC.


                                First Amendment
                                      To
            Series B Convertible Preferred Stock Purchase Agreement



         First Amendment To Series B Convertible Preferred Stock Purchase Agreement (this "First Amendment") dated as of October 12, 2001 is entered into
                 ---------------
by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), and the Macdougald Family Limited Partnership, a Nevada limited
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partnership (the "Purchaser").
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         WHEREAS, the parties hereto and the Founders entered into a Series B
Convertible Preferred Stock Purchase Agreement, dated as of February 28, 2001 (the "Series B Purchase Agreement"), pursuant to which the Company sold 864,008
      ---------------------------
shares of Common Stock, 850,000 shares of Series B Preferred Stock, and 1,889,000 Warrants to purchase Common Stock to the Purchaser;

         WHEREAS, the Company and the Purchase each desire that the Purchaser convert all of the currently issued and outstanding Series B Preferred Stock pursuant to the provisions of the Series B Purchase Agreement;

         WHEREAS, as an inducement and a condition to the Purchaser's conversion of the Series B Preferred Stock, the Company has agreed to grant additional registration rights to the Purchaser under the Registration Rights Agreement, dated February 28, 2001 (the "Registration Rights Agreement");
                              -----------------------------

         WHEREAS, concurrently with the execution of an amended and restated Registration Rights Agreement ("Amended and Restated Registration Rights
                                ----------------------------------------
Agreement") granting to the Purchaser up to five demand registration rights on
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registration statements other than Form S-3, the Purchaser has agreed to concurrently enter into this First Amendment to eliminate certain of its rights under the Series B Purchase Agreement;

         WHEREAS, an amendment of the Series B Purchase Agreement requires the approval of the Company and the holders of at least 90% of all of the outstanding Series B Preferred Stock or, if no Series B Preferred Stock is outstanding, then by the holders of at least 90% of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock (none of which have been converted as of the date hereof); and

         WHEREAS, the Purchaser, as holder of all of the outstanding shares of Series B Preferred Stock, and the Company now desire to amend the Series B Purchase Agreement on the terms and conditions set forth in this First Amendment;
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     NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

     1. Revised Provisions. The following amendments to the Series B Purchase Agreement shall become effective upon the later of: (i) the execution of the Amended and Restated Registration Rights Agreement by the Company and the Purchaser, and (ii) the conversion of the Series B Preferred Stock by the
Purchaser:

     (a) Section 8.1 of the Series B Purchase Agreement is hereby amended by deleting Section 8.1 of the Series B Purchase Agreement in its entirety.

     (b) Section 8.2(c) of the Series B Purchase Agreement is hereby amended by deleting Section 8.2(c) of the Series B Purchase Agreement in its entirety.

     (c) Section 8.3(c) of the Series B Purchase Agreement is hereby amended by deleting Section 8.3(c) of the Series B Purchase Agreement in its entirety.

     (d) Section 8.4 of the Series B Purchase Agreement is hereby amended by deleting Section 8.4 of the Series B Purchase Agreement in its entirety.

     (e) Section 8.6 of the Series B Purchase Agreement is hereby amended by deleting Section 8.6 of the Series B Purchase Agreement in its entirety.

     (f) Section 8.8(b) of the Series B Purchase Agreement is hereby amended by deleting Section 8.8(b) of the Series B Purchase Agreement in its entirety.

     2. Defined Terms. All terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Series B Purchase Agreement.

     3. Inconsistent Provisions. All provisions of the Series B Purchase Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Series B Purchase Agreement and this First Amendment, the provisions of this First Amendment shall control and be binding.

     4. Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. Execution and delivery may be by facsimile transmission.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this First
Amendment to be executed on its behalf, all as of the date first written above.



                                  COMPANY:
                                  -------

                                  ODYSSEY MARINE EXPLORATION, INC.,
                                  a Nevada corporation


                                  By: /s/ John C. Morris
                                      ------------------------------------------
                                          John C. Morris,
                                          President


                                  PURCHASER:
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                                  MACDOUGALD FAMILY LIMITED
                                  PARTNERSHIP, a Nevada limited partnership

                                  By:     MACDOUGALD  MANAGEMENT,  INC.,
                                          a Nevada  corporation, General Partner

                                          By: /s/ James E. MacDougald
                                          --------------------------------------
                                                  James E. MacDougald,
                                                  President


  Signature Page to First Amendment to Series B Convertible Preferred Stock
                              Purchase Agreement